Execution Version

TRANSACTION agreement

relating to the sale and purchase of the
Portfolio

Dated 4 JUNE 2020

lf Equity Income Fund

and

Acacia Research Corporation

Contents

Clause Page

1. Interpretation	1
2. Sale and Purchase of the Transferable Sale Securities	13
3. Irrevocable Offer in Respect of the Signing Non-Transferable Sale Securities	14
4. Consideration; Determination of Final Consideration; Payment	15
5. Conditions	19
6. Compulsory Sale Provisions; Cooperation; Other Pre-Completion Covenants	21
7. Completion	25
8. Warranties	27
9. Effect of Completion	28
10. Dealings in Takeover Code Sale Securities	28
11. Confidential Information	29
12. Announcements and Filings	30
13. Variation and Waiver	30
14. Further Assurance	30
15. Time of the Essence	31
16. Assignment	31
17. Costs and Expenses	31
18. Interest	31
19. Provision of Information to Insurers	32
20. Entire Agreement	32
21. Invalidity	32
22. Notices	32
23. Counterparts	34
24. Specific Performance	34
25. No Rescission	34
26. Governing Law and Jurisdiction	34
Schedule 1 Information about the Signing Sale Securities, Initial Price per Sale Security, Initial Consideration and True Up Value	34
Schedule 2 Portfolio Agreements	42
Schedule 3 Conduct Prior to Completion	45
Schedule 4 Completion Arrangements	47
Schedule 5 Roadmap	49
Schedule 6 Limitations on Liability	50
Schedule 7 Warranties	52
Schedule 8 Form of Notice of Acceptance	55
Schedule 9 Form of Unconditional Sale Securities Notice	56
Schedule 10 Form of Pre-Completion Notice	57

THIS TRANSACTION AGREEMENT (this “Agreement”) is made on 4 June 2020

BETWEEN:

(1)	LF EQUITY INCOME FUND, a sub-fund of LF Investment Fund, an investment company with variable capital incorporated with limited liability in England and Wales under registered number IC001010, acting by its authorised corporate director, Link Fund Solutions Limited (registered in England and Wales under number 01146888) whose registered office is at 6th Floor, 65 Gresham Street, London EC2V 7NQ, United Kingdom (the “Seller”); and
(2)	ACACIA RESEARCH CORPORATION, a Delaware corporation whose principal executive office is at 4 Park Plaza, Suite 550, Irvine, California 92614, U.S.A. (the “Purchaser”),

(each, a “Party” and together, the “Parties”).

RECITALS:

(A)	WHEREAS, the Seller owns (or is the beneficial owner of) the Portfolio.
(B)	WHEREAS, the Seller and the Purchaser have entered into the Undertaking Letter Agreement.
(C)	WHEREAS, the Parties wish to enter into this Agreement to further document the terms and mechanics to give effect to the Seller’s wish to sell, and the Purchaser’s wish to purchase, the Portfolio (other than the Excluded Sale Securities, if any) on the terms of and subject to the conditions set out in this Agreement.

NOW, THEREFORE, THE PARTIES AGREE as follows:

1.	Interpretation
1.1	In this Agreement:
“4d Pharma”	means 4d Pharma Plc, a private limited company (registered in England and Wales under number 08840579) whose registered office is at 9 Bond Court, Leeds, LS1 2JZ, United Kingdom;
“Act”	means the Companies Act 2006;
“Adjusted Consideration”	means, in relation to each of the Sale Securities in the Price Adjustable Portfolio Companies, the product of (x) the number of relevant Signing Sale Securities and (y) the relevant Adjusted Price(s) per Sale Security;
“Adjusted Price per Sale Security”	means, in relation to each of the Price Adjustable Portfolio Companies, such other price per Sale Security as is determined in accordance with the terms of the relevant Portfolio Agreements of the relevant Portfolio Company and Clause 6 of this Agreement;

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“Affiliate”	means, in relation to a person, each and any subsidiary or holding company of that person, each and any subsidiary of a holding company of that person and each person or entity Controlling, Controlled by or under common Control with such person;
“Aggregate True Up Value”	means, as of 5:00 p.m. on the Longstop Date, in relation to the Sale Securities transferred to the Purchaser at any Relevant Completions on or prior to such time, an amount equal to the sum, in the aggregate, of the True Up Value payable in respect of such Sale Securities;
“Aggregate Relevant Completion Amount”	means, in relation to the Sale Securities transferred to the Purchaser at any Relevant Completions on or prior to the Longstop Date, an amount equal to the sum, in the aggregate, of the Relevant Completion Amounts paid to the Seller in respect of such Sale Securities;
“Agreed Rate”	means four per cent. (4%) above the HSBC Bank plc base rate from time to time;
“AMO Pharma”	means AMO Pharma Limited, a private limited company (registered in England and Wales under number 09431909) whose registered office is at Burnham House Splash Lane, Wyton, Huntingdon, Cambridgeshire, PE28 2AF, United Kingdom;
“Ancillary Transfer Documents”	means all notices (including Transfer Notices), Deeds of Adherence, legal opinions, amendments, waivers and modifications required pursuant to the terms of any of the Portfolio Agreements to permit the sale, assignment and transfer of any Sale Securities to the Purchaser;
“Arix Bioscience”	means Arix Bioscience Plc, a public limited company (registered in England and Wales under number 09777975) whose registered office is at 20 Berkeley Square, London, W1J 6EQ, United Kingdom;
“Authority”	means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax-raising body, authority, agency, board, department, court or tribunal of any jurisdiction (including any Tax Authority) and whether supranational, national, regional or local;
“Business Day”	means any day (other than a Saturday, Sunday or a public holiday) on which banks are open in London for a full range of business;
“Competition Laws”	means all laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation or lessening of competition through merger or acquisition or restraint of trade;

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“Compulsory Sale”	means, in respect of each Portfolio Company, a sale of Sale Securities by the Seller to any third party (other than the Purchaser or the Purchaser’s Nominee) or such Portfolio Company: (i) pursuant to applicable rights of pre-emption, first offer, drag-along, tag-along or any other compulsory sale process provided for in such Portfolio Company’s Portfolio Agreements and which, in accordance with the terms of such Portfolio Company’s Portfolio Agreements, are triggered by and apply to the proposed sale of Signing Sale Securities to the Purchaser; (ii) pursuant to a scheme of arrangement under Part 26 of the Act which has become effective or a legally binding squeeze-out notice pursuant to section 979 of the Act; or (iii) otherwise where the Purchaser and the Seller have agreed in writing that such sale should be effected;
“Compulsory Sale Provisions”	means, in respect of each Portfolio Company, (i) any rights of pre-emption, first offer or any other compulsory sale process provided for in such Portfolio Company’s Portfolio Agreements and which, in accordance with the terms of such Portfolio Company’s Portfolio Agreements, are triggered by and apply to the proposed sale of Signing Sale Securities to the Purchaser; or (ii) a scheme of arrangement under Part 26 of the Act which has become effective or a legally binding squeeze-out notice pursuant to section 979 of the Act; or (iii) otherwise where the Purchaser and the Seller have agreed in writing that such offer should be accepted and/or effected;
“Concert Parties”	means persons acting in concert (as defined in the Takeover Code) with the Purchaser;
“Conditions”	has the meaning given in Clause 5.2;
“Control”	means, with respect to any person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of shares, by contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly;
“Data Room”	means the Project Oak virtual data room operated and maintained by Intralinks as at 22 May 2020, a copy of the contents of which at 22 May 2020 is contained in the agreed form USB;
“Deed of Adherence”	means any deed of adherence, accession agreement or similar document required by the terms of a Portfolio Agreement to be entered into by the Purchaser as a condition to the transfer of any Sale Securities to the Purchaser;
“Depositary”	means Northern Trust Global Services Limited;
“Disclosing Party”	has the meaning given in Clause 11.1(a);
“Encumbrance”	means any claim, charge (fixed or floating), mortgage, security, pledge, lien, option, equity, power of sale, hypothecation, trust, right of set off or other third party right or interest (legal or equitable), including any reservation or retention of title, right of pre-emption, right of first refusal, assignment by way of security or any other security interest of any kind, howsoever created or arising or any other agreement or arrangement having a similar effect;

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“Escrow Account”	means the escrow account or accounts held and maintained by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement for the purposes of administering payment of the Escrow Amount as set out in Clauses 4.5, 4.6, 4.7 and 4.9;
“Escrow Agent”	means First State Trust Company;
“Escrow Agreement”	means the escrow agreement entered into on or prior to the date hereof among the Seller, the Purchaser and the Escrow Agent for the purposes of the Escrow Amount;
“Escrow Amount”	means £223,874,110.00, being an amount (in pound sterling) equal to the sum, in the aggregate, of the Initial Consideration for all of the Portfolio Companies;
“Excluded Sale Securities”	means, in relation to each Portfolio Company, those Sale Securities that: (i) the Purchaser shall not purchase from the Seller pursuant to Clause 6 of this Agreement; or (ii) have been purchased or agreed to be purchased by another party pursuant to a Compulsory Sale;
“Final Acceptance Date”	has the meaning given in Clause 3.4;
“Final Completion”	means the Relevant Completion at which the last of the Sale Securities are acquired by the Purchaser (provided that if any time there are any Sale Securities in respect of which a Relevant Completion has not occurred, and subsequently pursuant to Clause 6 or any Compulsory Sale all those Sale Securities become Excluded Sale Securities, then Final Completion shall be the date five (5) Business Days after such Sale Securities have become Excluded Sale Securities);
“Final Consideration”	has the meaning given in Clause 4.1;
“Final Unconditional Date”	has the meaning given in Clause 7.1;
“First Completion Payment Notice”	has the meaning given in Clause 7.3(c);
“FSMA”	means the Financial Services and Markets Act 2000;
“Gross Up Amount”	has the meaning given in Clause 4.14;
“HSR Act”	means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;
“Initial Consideration”	means, in relation to each of the Sale Securities, the amount listed against the name of the relevant Portfolio Company in the column titled “Initial Consideration” of Schedule 1 hereto, being the product of (x) the number of relevant Signing Sale Securities and (y) the relevant Initial Price(s) per Sale Security;

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“Initial Price per Sale Security”	means, in relation to each type of Signing Sale Security in each Portfolio Company, the amount listed against the name of the relevant Portfolio Company and type of Signing Sale Security in the column titled “Initial Price per Sale Security” of Schedule 1 hereto;
“Longstop Date”	means 30 November 2020 or such later date as the Seller and the Purchaser may agree in writing; provided, that a Party shall be entitled to extend the Longstop Date by up to one (1) month at its sole discretion by giving written notice to the other Party no later than two (2) Business Days prior to the original Longstop Date; and provided, further, that a Party may not extend the Longstop Date if such Party is then in breach of its material obligations under this Agreement;
“Losses”	means all demands, claims, action, proceedings, damages, payments, fines, penalties, losses, reasonably and properly incurred costs (including legal costs), expenses (including Tax) and other liabilities actually incurred by a person;
“Malin J1”	means Malin J1 Limited, a private limited company (registered in Jersey under number 116835) whose registered office is at PO Box 264, Forum 4, Grenville Street, St Helier, E4 8TQ, Jersey;
“Market Abuse Regulation”	means the Market Abuse Regulation (EU 596/2014) and its implementing legislation;
“Maximum True Up Amount”	means an amount equal to the True Up Amount that would be payable if all of the Sale Securities, the True Up Value for which is less than the Initial Consideration (or, as applicable, Adjusted Consideration), became Unacquired Sale Securities, disregarding the Sale Securities of Portfolio Companies which become Excluded Sale Securities or are to be transferred at the Relevant Completion or which have been transferred at any prior Relevant Completion;
“Nominee”	means any wholly-owned subsidiary of the Purchaser and, subject to Clause 2.2, any such person as the Purchaser shall nominate with the prior written approval of the Seller (in its sole discretion); provided, that the Purchaser shall procure that such person satisfies any reasonable KYC requirements of the Seller; and provided, further, that any Nominee nominated by the Purchaser to purchase any Sale Securities in Arix Bioscience shall not be a Concert Party of the Purchaser;
“Non-Transferable Portfolio Companies”	means those Private Portfolio Companies set out in Part A Section 2 of Schedule 1;
“Notice of Acceptance”	has the meaning given in Clause 3.3;

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“Novabiotics”	means Novabiotics Limited, a private limited company (registered in Scotland under number SC272344) whose registered office is at Unit 3 Silverburn Crescent, Bridge Of Don Industrial Estate, Aberdeen, AB23 8EW, United Kingdom;
“Novabiotics IA”	means the Investment Agreement, between Novabiotics Limited, the Manager (Deborah O’Neil), the Investor Group (CF Woodford Equity Income Fund, Omnis Income & Growth Fund, Woodford Patient Capital Trust Plc), Scottish Enterprise, the Existing Shareholders (individuals, companies, trusts, funds), dated 22 February 2017;
“Offer”	has the meaning given in Clause 3.1;
“Open Orphan”	means Open Orphan Plc, a private limited company (registered in England and Wales under number 07514939) whose registered office is at Queen Mary Bioenterprises Innovation Centre, 42, New Road, London, E1 2AX, United Kingdom;
“Overpricing Amount”	has the meaning given in Clause 4.2(b);
“Overpricing Pro Rata Amount”	has the meaning given in Clause 4.2(b);
“Oxford Nanopore”	means Oxford Nanopore Technologies Limited, a private limited company (registered in England and Wales under number 05386273) whose registered office is at Gosling Building Edmund Halley Road, Oxford Science Park, Oxford, Oxfordshire, OX4 4DQ, United Kingdom;
“Permitted Encumbrance”	means any rights of pre-emption, right of first refusal, right of first offer, drag-along, tag-along or other compulsory sale process provided for in or otherwise arising under the Portfolio Agreements of each of the Portfolio Companies or by operation of law (including applicable securities laws) in the ordinary course of trading;
“Portfolio”	means all Signing Sale Securities set out in Schedule 1 hereto;
“Portfolio Agreements”	means, in respect of each Portfolio Company, those documents listed against the name of such Portfolio Company in the column titled “Portfolio Agreements” of Schedule 2 hereto, in each case as may be amended, restated, replaced, supplemented or otherwise modified from time to time after the date hereof in accordance with their terms;
“Portfolio Companies”	means those entities listed as such in Schedule 1 hereto and each, a “Portfolio Company”;
“Pre-Completion Notice”	has the meaning given in Clause 7.2;
“Price Adjustable Portfolio Companies”	means AMO Pharma, Malin J1, Oxford Nanopore and Novabiotics;

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“Price per Sale Security”	means the Initial Price per Sale Security or the Adjusted Price per Sale Security, as the context requires;
“Private Portfolio Companies”	means those Portfolio Companies set out in Part A of Schedule 1 and each, a “Private Portfolio Company”;
“Private Portfolio Company Proposed Completion Date”	has the meaning given in Clause 7.2(b);
“Proposed Completion Date”	means the Private Portfolio Company Proposed Completion Date or the Public Portfolio Company Proposed Completion Date, as the context requires;
“Pro Rata Portion”	means, in relation to each Public Portfolio Company, a fraction (x) the numerator of which is the Initial Consideration for such Public Portfolio Company’s Sale Securities and (y) the denominator of which is the aggregate Initial Consideration for all of the Public Portfolio Companies’ Sale Securities;
“Public Portfolio Companies”	means those Portfolio Companies set out in Part B of Schedule 1 and each, a “Public Portfolio Company”;
“Public Portfolio Company Proposed Completion Date”	has the meaning given in Clause 7.2(c);
“Purchaser’s Group”	means the Purchaser and any undertaking which is, on or at any time after the date of this Agreement, a subsidiary or subsidiary undertaking or parent undertaking of the Purchaser or a subsidiary or undertaking of a parent undertaking of the Purchaser;
“Purchaser’s UK Solicitors”	means Herbert Smith Freehills LLP of Exchange House, Primrose Street, London, EC2A 2EG;
“Purchaser’s Warranties”	means the warranties made by or on behalf of the Purchaser in this Agreement and “Purchaser’s Warranty” shall be construed accordingly;
“Regulated Entity”	means Arix Capital Management Limited, a private limited company (registered in England and Wales under number 08111748) whose registered office is at Sophia House, 28 Cathedral Road, Cardiff, CF11 9LJ, United Kingdom;
“Relevant Completion”	means each completion at which Sale Securities are transferred to the Purchaser;
“Relevant Completion Amount”	has the meaning given in Clause 4.5(a);
“Relevant Completion Date”	has the meaning given in Clause 7.4;

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“Remaining Escrow Amount”	means, as at each Relevant Completion, an amount equal to (x) the Escrow Amount less (y) all amounts paid, in the aggregate, by the Escrow Agent to the Seller and the Purchaser (as applicable) in accordance with Clause 4.5 at any prior Relevant Completion, to the Purchaser in accordance with Clause 4.6 or in accordance with Clause 4.7 on the True Up Payment Date;
“Representatives”	means, in relation to any person, the directors, officers and employees of such person;
“Roadmap”	has the meaning given in Clause 6.1;
“ROFR Securities”	has the meaning given in Clause 6.3(b);
“Sale Securities”	means, in relation to each Portfolio Company, the Signing Sale Securities less any Excluded Sale Securities;
“Securities Act”	means the U.S. Securities Act of 1933, as amended;
“Seller’s Group”

means:

(a)       members of the Seller’s corporate group (including the Seller’s Affiliates from time to time);

(b)       entities controlled by members of the Seller’s corporate group;

(c)       any trustee or manager or beneficiary or shareholder or partner or investor or unit holder or other participant in or of the Seller;

(d)       any directors or employees of the Seller or a member of its corporate group or any trust or carried interest or similar partnership in which they or any of them participate; or

(e)       a nominee or custodian for any of the above;

“Seller’s Solicitors”	means Debevoise & Plimpton LLP of 65 Gresham Street, London, EC2V 7NQ;
“Seller’s Warranties”	means the warranties made by or on behalf of the Seller in this Agreement and “Seller’s Warranty” shall be construed accordingly; and
“Signing Non-Transferable Sale Securities”	means the Signing Sale Securities in each of the Non-Transferable Portfolio Companies;
“Signing Sale Securities”	means, in relation to each Portfolio Company, those securities listed against the name of such Portfolio Company in the column titled “Signing Sale Securities” of Schedule 1;

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“Surplus Escrow Amount”	means any amount of the Escrow Amount that is left in the Escrow Account after payment of any True Up Amount to be paid to the Seller pursuant to Clause 4.7(a)(i) from the Remaining Escrow Amount;
“Surviving Provisions”	has the meaning given in Clause 5.8;
“Tag-Along Securities”	has the meaning given in Clause 6.3(a);
“Takeover Code”	means the City Code on Takeovers and Mergers;
“Takeover Code Portfolio Companies”	means 4d Pharma Plc, Arix Bioscience Plc, Induction Healthcare Group Plc, Mereo Biopharma Group Plc, Midatech Pharma Plc, NetScientific Plc, Open Orphan Plc, Sensyne Health Plc, Synairgen Plc, Tissue Regenix Group Plc and each, a “Takeover Code Portfolio Company”;
“Tax” or “Taxation”	means any and all forms of taxes, levies, imposts, contributions, duties and charges in the nature of taxation (excluding, for the avoidance of doubt, rates, community charges and other similar charges) and all withholdings or deductions in respect thereof of whatever nature whenever imposed whether of the United Kingdom, the United States or elsewhere (including, for the avoidance of doubt, national insurance contributions and corresponding charges elsewhere) and whether directly or primarily chargeable against, recoverable from or attributable to each Portfolio Company or any other person including all fines, penalties, charges and interest relating to the same;
“Tax Authority”	means the H.M. Revenue & Customs, Customs & Excise, Department of Social Security, the U.S. Internal Revenue Service and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom, the United States or elsewhere;
“Theravance”	means Theravance Biopharma Inc., a Cayman Islands company limited by shares whose registered office is at Ugland House, Grand Cayman, KY1-1104, Cayman Islands;
“Transaction Documents”	means the Undertaking Letter Agreement, this Agreement, the Escrow Agreement, the Ancillary Transfer Documents and any other arrangement, document or notice entered into, to be entered into or served pursuant to any of them or otherwise by the Parties in connection with the transactions contemplated thereby;
“Transfer Condition”	means a condition included in a Transfer Notice in accordance with any Portfolio Agreement which provides that all or a specified number of Sale Securities must be sold to existing security holders, failing which none of the Sale Securities are required to be sold to existing security holders;

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“Transfer Documents”	means definitive documents required under the Portfolio Agreements to effect the sale and transfer of the Sale Securities from the Seller to the Purchaser in the form required by the Portfolio Agreements and, where permitted or required by the Portfolio Agreements (but not otherwise), the applicable Portfolio Company;
“Transfer Notice”	means, in respect of each Portfolio Company, any transfer notice which is required by the terms of any Portfolio Agreement to be served on such Portfolio Company and/or other security-holders in such Portfolio Company by the Seller pursuant to any Compulsory Sale Provisions which are triggered by and apply to the proposed sale of Sale Securities to the Purchaser, in customary form as agreed by the Purchaser and the Seller;
“Transfer Taxes”	means all stamp duties and stamp, sales, use, transfer, filing, recording, ad valorem, privilege, documentary, registration conveyance, excise, license taxes or similar taxes, duties or fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties;
“Transferable Private Portfolio Companies”	means those Private Portfolio Companies set out in Part A Section 1 of Schedule 1;
“Transferable Sale Securities”	means the Sale Securities in each of the Private Portfolio Companies set out in Part A Section 1 of Schedule 1 and each of the Public Portfolio Companies;
“True Up Amount”	means an amount equal to (x) the Aggregate True Up Value less (y) the Aggregate Relevant Completion Amount;
“True Up Excess Amount”	means an amount equal to the difference between (x) the Remaining Escrow Amount and (y) the higher of (A) the aggregate Initial Consideration (or, as applicable, Adjusted Consideration) for the remaining Sale Securities (other than any Excluded Sale Securities and any Sale Securities of Portfolio Companies which are to be transferred at the Relevant Completion or which have been transferred at any prior Relevant Completion) and (B) the Maximum True Up Amount;
“True Up Payment Date”	means the Longstop Date;
“True Up Pro Rata Amount”	has the meaning given in Clause 4.2(c);
“True Up Value”	means, in relation to each of the Sale Securities, the amount listed against the name of the relevant Portfolio Company in the column titled “True Up Value” of Part C of Schedule 1 hereto;

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“Unacquired Sale Securities”	means, in relation to each Portfolio Company, those Sale Securities (if any) that the Seller has not sold and transferred to the Purchaser pursuant to this Agreement and are not Excluded Sale Securities by 5:00 p.m. on the Longstop Date but excluding any such Sale Securities (if any) that the Seller has not sold and transferred to the Purchaser pursuant to this Agreement solely and directly as a result of a breach by the Seller of any of its obligations under this Agreement, including (without limitation) a failure by the Seller to satisfy the Condition contained in Clause 5.2(b)(i);
“Unconditional Date”	means with respect to each of the Sale Securities, the date on which the last Condition relating to such Sale Securities to be transferred to the Purchaser at the Relevant Completion is satisfied or waived in accordance with this Agreement (other than those Conditions which by their nature are to be satisfied at such Relevant Completion);
“Unconditional Sale Securities”	means any Sale Securities in respect of which the Conditions relating to such Sale Securities have been satisfied or waived in accordance with this Agreement (other than those Conditions which by their nature are to be satisfied at such Relevant Completion);
“Unconditional Sale Securities Notice”	has the meaning given in Clause 7.1;
“Unconditional Sale Securities Notice Date”	has the meaning given in Clause 7.1;
“Underpricing Amount”	has the meaning given in Clause 4.2(a);
“Underpricing Pro Rata Amount”	has the meaning given in Clause 4.2(a);
“Undertaking Letter Agreement”	means that certain letter agreement, dated 3 April 2020, by and between the Purchaser and Link Fund Solutions Limited (as amended from time to time);
“Valuer”	means, in respect of each Private Portfolio Company, the auditor of such Private Portfolio Company or, if applicable, such other independent valuer appointed by such Private Portfolio Company to determine the value of the Signing Sale Securities in such Private Portfolio Company, in each case in accordance with the relevant Portfolio Agreements;
“Viamet”	means Viamet Pharmaceuticals Holdings LLC, a limited liability company (registered in the State of Delaware under number 5081106) whose registered office is at The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801, U.S.A.;
“Waiver and Consent”	has the meaning given in Clause 6.1; and
“Warranty Claim”	means any claim under this Agreement for breach of the Seller’s Warranties.

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1.2	In this Agreement:
(a)	a reference to a “subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 1162 of the Act, and a reference to a “subsidiary” or “holding company” is to be construed in accordance with section 1159 of the Act;
(b)	a reference to a document in the “agreed form” is a reference to a document in a form approved, and for the purposes of identification initialled, by or on behalf of the Purchaser and the Seller;
(c)	a reference to a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;
(d)	a reference to a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state, state agency, joint venture, association, partnership works council or employee representative body (whether or not having separate legal personality);
(e)	a reference to a person includes a reference to that person’s legal personal representatives, successors and permitted assigns;
(f)	a reference to a “party” includes that party’s successors and permitted assigns;
(g)	a reference to a Clause, paragraph, or Schedule is a reference to a clause or paragraph of or schedule to this Agreement, unless the context otherwise requires;
(h)	a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;
(i)	unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular;
(j)	“pound sterling” or “£” is a reference to the lawful currency of the United Kingdom;
(k)	a reference to time of day is to London time; and
(l)	a reference to writing shall include any mode of reproducing words in a legible and non-transitory form.
1.3	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

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1.4	The recitals and schedules to this Agreement form part of it. The headings and sub-headings of this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.
2.	Sale and Purchase of the Transferable Sale Securities
2.1	On the terms and subject to the conditions set out in this Agreement, the Seller shall sell, assign and transfer, or procure the sale, assignment and transfer of, each of the Transferable Sale Securities, and the Purchaser (or its Nominee) shall purchase, acquire and assume, with effect from the Relevant Completion Date, each of the Transferable Sale Securities with:
(a)	full title guarantee and free from all Encumbrances (other than Permitted Encumbrances); and
(b)	all rights and obligations attaching to them under the Portfolio Agreements of the relevant Portfolio Company as at the Relevant Completion (including all dividends and distributions declared, paid or made after the Relevant Completion Date).
2.2	The Parties acknowledge that the Purchaser will nominate a Nominee to purchase certain of the Sale Securities in Arix Bioscience, such that the Purchaser will acquire less than twenty per cent. (20%) of the voting rights in Arix Bioscience and, provided that the Purchaser procures that such person satisfies any reasonable KYC requirements of the Seller, the Seller shall not unreasonably withhold, condition or delay its consent to any person nominated to acquire any Sale Securities in Arix Bioscience.
3.	Irrevocable Offer in Respect of the Signing Non-Transferable Sale Securities
3.1	On the terms and subject to the conditions set out in this Agreement, the Purchaser hereby makes, in relation to each Non-Transferable Portfolio Company, a binding and irrevocable offer to purchase, acquire and assume from the Seller the relevant Signing Non-Transferable Sale Securities, in each case with effect from the Relevant Completion Date for a purchase price equal to the Initial Consideration with respect to such Signing Non-Transferable Sale Securities (each, an “Offer”).
3.2	Immediately after any applicable Waiver and Consents have been obtained or Compulsory Sale Provisions with respect to any relevant Signing Non-Transferable Sale Securities, and subject always to the Seller’s acceptance of the Offer pursuant to Clauses 3.3 and 3.4, such Signing Non-Transferable Sale Securities shall be deemed to be Transferable Sale Securities to be transferred under the terms of this Agreement.
3.3	The Purchaser acknowledges and agrees that the Seller may accept the Offer for any of the Signing Non-Transferable Sale Securities by executing and delivering to the Purchaser, in each case, a notice of acceptance in substantially the form attached as Schedule 8 hereto (each, a “Notice of Acceptance”) duly executed by the Seller prior to 5:00 p.m. on the Longstop Date in accordance with Clause 3.4. The Purchaser further acknowledges that, on the date hereof, the Seller has deposited with the Purchaser’s UK Solicitors Notices of Acceptance in respect of each Non-Transferable Portfolio Company duly executed by or on behalf of the Seller, which Notices of Acceptance shall be held in escrow by the Purchaser’s UK Solicitors until, in the case of each Non-Transferable Portfolio Company, the earlier of (x) the relevant Notice of Acceptance’s release from escrow in accordance with Clause 3.4 and (y) the earlier of (A) the date on which the relevant Signing Non-Transferable Sale Securities become Excluded Sale Securities (if applicable) and (B)

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5:00 p.m. on the Longstop Date, at which time the Purchaser’s UK Solicitors shall return the relevant Notice of Acceptance executed by the Seller and held by it to the Seller.

3.4	The Seller may accept the Offer for any of the Signing Non-Transferable Sale Securities by instructing the Purchaser’s UK Solicitors to date and release from escrow and deliver to the Purchaser the relevant Notice of Acceptance duly executed by the Seller pursuant to Clause 3.3; provided, that if the Seller fails to instruct the Purchaser’s UK Solicitors to date and release from escrow and deliver to the Purchaser a Notice of Acceptance in respect of any Signing Non-Transferable Sale Securities that are deemed to be Transferable Sale Securities pursuant to Clause 3.2 by the date which is the earlier of (x) the date which falls five (5) Business Days prior to the date on which any such Signing Non-Transferable Sale Securities are required to be transferred pursuant to the applicable Portfolio Agreements or the terms of any Waiver and Consent and (y) the date which falls (5) Business Days prior to the Longstop Date (the “Final Acceptance Date”), the Purchaser’s UK Solicitors shall automatically date and release from escrow and deliver to the Purchaser the relevant Notice of Acceptance duly executed by the Seller on the Final Acceptance Date. Upon the delivery of a Notice of Acceptance duly executed by the Seller pursuant to this Clause 3.4, the relevant Signing Non-Transferable Sale Securities specified in such Notice of Acceptance shall be sold, assigned and transferred by the Seller to the Purchaser at the next Relevant Completion pursuant to Clause 7.
3.5	The Purchaser expressly agrees that the execution of this Agreement by the Seller shall not constitute, in any manner whatsoever, an undertaking by the Seller to sell, assign or transfer any of the Signing Non-Transferable Sale Securities to the Purchaser, but shall only constitute an option for the Seller, exercisable at its sole discretion, in accordance with Clauses 3.3 and 3.4 of this Agreement.
3.6	In consideration of the obligations of the Seller under this Agreement, the Purchaser irrevocably and unconditionally undertakes not to withdraw, revoke, modify or qualify any Offer in any respect prior to the Longstop Date, except as expressly set forth in this Agreement.
3.7	The Seller acknowledges the benefit of each Offer conferred on it without any undertaking to accept any such Offer, except as expressly set forth in this Agreement.
3.8	Each Offer will remain valid and in effect until the Longstop Date, provided that, with respect to any relevant Signing Non-Transferable Sale Securities that are the subject of any such Offer, if and to the extent any such Signing Non-Transferable Sale Securities become Excluded Sale Securities after the date of this Agreement, such Offer (solely with respect to such Excluded Sale Securities) shall automatically lapse and shall no longer be capable of acceptance (but, for the avoidance of doubt, such Offer with respect to all the remaining Signing Non-Transferable Sale Securities shall remain in full force and effect).
4.	Consideration; Determination of Final Consideration; Payment
4.1	The consideration for the sale of each of the Transferable Sale Securities purchased pursuant to this Agreement shall be the payment by the Purchaser of the Initial Consideration as adjusted in accordance with Clauses 4.2, 4.3, 4.6, and 4.15 (as applicable) below (the Initial Consideration having been so adjusted shall be referred to herein as the “Final Consideration”).
4.2	In the case of each Public Portfolio Company, the consideration payable in respect of the relevant Sale Securities shall be the Initial Consideration as adjusted, to the extent applicable:

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(a)	to the extent the Adjusted Consideration for the Sale Securities in any of the Price Adjustable Portfolio Companies (in each case as determined pursuant to the applicable Portfolio Agreements and Clause 6.2) is less than the Initial Consideration set out in Schedule 1 (in each case, the difference between the Initial Consideration and the Adjusted Consideration, the “Underpricing Amount”), an amount equal to such Public Portfolio Company’s Pro Rata Portion of the Underpricing Amount in respect of such Sale Securities (or such other amount as may be agreed between the Parties in writing, provided that all, but not less than all, of the Underpricing Amount is allocated to the Sale Securities of the Public Portfolio Companies ) shall be allocated to the Sale Securities of such Public Portfolio Company (the “Underpricing Pro Rata Amount”), and the Initial Consideration for such Public Portfolio Company’s Sale Securities shall be increased by its Underpricing Pro Rata Amount; and
(b)	subject to Clause 6.4, to the extent the Adjusted Consideration for the Sale Securities in any of the Price Adjustable Portfolio Companies (in each case as determined pursuant to the applicable Portfolio Agreements and Clause 6.2) is greater than the Initial Consideration set out in Schedule 1 (in each case, the difference between the Initial Consideration and the Adjusted Consideration, the “Overpricing Amount”), an amount equal to such Public Portfolio Company’s Pro Rata Portion of the Overpricing Amount in respect of such Sale Securities (or such other amount as may be agreed between the Parties in writing, provided that all, but not less than all, of the Overpricing Amount is allocated to the Sale Securities of the Public Portfolio Companies) shall be allocated to the Sale Securities of such Public Portfolio Company (the “Overpricing Pro Rata Amount”), and the Initial Consideration for such Public Portfolio Company’s Sale Securities shall be decreased by its Overpricing Pro Rata Amount;
(c)	to the extent that the True Up Amount (if any) is a positive number, an amount equal to such Public Portfolio Company’s Pro Rata Portion of the True Up Amount (or such other amount as may be agreed between the Parties in writing, provided that all, but not less than all, of the True Up Amount is allocated to the Sale Securities of the Public Portfolio Companies) shall be allocated to the Sale Securities of such Public Portfolio Company (the “True Up Pro Rata Amount”), and the Initial Consideration for such Public Portfolio Company’s Sale Securities shall be increased by its True Up Pro Rata Amount; and
(d)	to the extent that the True Up Amount (if any) is a negative number, an amount equal to such Public Portfolio Company’s Pro Rata Portion of the True Up Amount (or such other amount as may be agreed between the Parties in writing, provided that all, but not less than all, of the True Up Amount is allocated to the Sale Securities of the Public Portfolio Companies) shall be allocated to the Sale Securities of such Public Portfolio Company, and the Initial Consideration for such Public Portfolio Company’s Sale Securities shall be decreased by its True Up Pro Rata Amount, provided always that the total aggregate decrease to the Initial Consideration for the Sale Securities of the Public Portfolio Companies pursuant to Clauses 4.2(b) and 4.2(d) shall not exceed the total aggregate Initial Consideration set out against the Public Portfolio Companies in Part B of Schedule 1.

4.3	In the case of each Transferable Private Portfolio Company (including, upon the Seller’s acceptance of the relevant Offer pursuant to Clauses 3.3 and 3.4, each Non-Transferable Portfolio Company),

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the consideration payable in respect of the relevant Sale Securities to be transferred at the Relevant Completion shall be (i) with respect to each Transferable Private Portfolio Company other than the Price Adjustable Portfolio Companies, the Initial Consideration, and (ii) with respect to each of the Price Adjustable Portfolio Companies, the Initial Consideration as adjusted, to the extent applicable, in accordance with Clause 6.

4.4	The Purchaser shall pay or cause to be paid by wire transfer of immediately available funds an amount equal to the Escrow Amount no later than three (3) Business Days after the date of this Agreement, to be held by the Escrow Agent on the terms set out in the Escrow Agreement.
4.5	At least five (5) Business Days prior to each Relevant Completion (but in the case of Sale Securities in any Public Portfolio Company other than 4d Pharma, Open Orphan, Synairgen and Theravance (which such transfer mechanics are described in Clause 7.3), immediately following the delivery by the Purchaser of the Pre-Completion Notice described in Clause 7.2):
(a)	the Seller and the Purchaser shall jointly instruct the Escrow Agent to pay on the Relevant Completion Date:
(i)	the sum of:
(A)	in the case of any Sale Securities in any Portfolio Company (other than the Price Adjustable Portfolio Companies) to be transferred at such Relevant Completion, the Initial Consideration for such Sale Securities;
(B)	in the case of any Sale Securities in any of the Price Adjustable Portfolio Companies to be transferred at such Relevant Completion, the Adjusted Consideration for such Sale Securities;
(ii)	plus any Underpricing Amount allocated in respect of any of the Price Adjustable Portfolio Companies pursuant to Clause 4.2(a) to the Sale Securities of the Public Portfolio Companies which have been transferred at a prior Relevant Completion;
(iii)	less any Overpricing Amount allocated in respect of any of the Price Adjustable Portfolio Companies pursuant to Clause 4.2(b) to the Sale Securities of the Public Portfolio Companies which have been transferred at a prior Relevant Completion, in each case up to the Remaining Escrow Amount, to the account designated by the Seller, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Seller (in the case of each Relevant Completion the amount to be paid by the Escrow Agent to the Seller at such Relevant Completion, including any Gross Up Amount, in the aggregate, being the “Relevant Completion Amount”);

(iv)	the True Up Excess Amount (if any), to the account designated by the Purchaser, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Purchaser;
(b)	the Seller shall deliver to the Depositary written instructions to transfer on the Relevant Completion Date:

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(i)	with respect to any Sale Securities in any Public Portfolio Company, the applicable Sale Securities to the account of the Purchaser or its Nominee notified by the Purchaser in the applicable Pre-Completion Notice; and
(ii)	with respect to any Sale Securities in any Private Portfolio Company, the applicable Sale Securities to the Purchaser or its Nominee or to an account of the Purchaser or its Nominee notified in the applicable Pre-Completion Notice, and in each case the Seller shall use its commercially reasonable endeavours to procure that the delivery of the applicable Sale Securities to such account occurs on the Relevant Completion Date or as soon as practicable thereafter (and in any event no later than the first (1st) Business Day thereafter).

4.6	If any Sale Securities become Excluded Sale Securities pursuant to the provisions of this Agreement, then, within two (2) Business Days of such Sale Securities becoming Excluded Sale Securities, the Seller and the Purchaser shall jointly instruct the Escrow Agent to pay an amount equal to the True Up Excess Amount (if any) to the account designated by the Purchaser, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Purchaser; provided, that no such instruction or payment shall be made, and the Purchaser shall not be entitled to receive such amount, if the Escrow Agent has already paid such amount to the Purchaser pursuant to Clause 4.5(a)(iv).
4.7	Subject to Clause 6.4, on the earlier of (x) the date falling five (5) Business Days after Final Completion and (y) the Longstop Date, the Seller and the Purchaser shall jointly instruct the Escrow Agent to pay:
(a)	if there are any Unacquired Sale Securities:
(i)	to the extent that the True Up Amount is a positive number, an amount equal to such amount (up to the Remaining Escrow Amount) to the account designated by the Seller, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Seller; and
(ii)	to the extent that any Surplus Escrow Amount is left in the Escrow Account after deduction of the True Up Amount to be paid to the Seller pursuant to Clause 4.7(a)(i) from the Remaining Escrow Amount, such Surplus Escrow Amount to the account designated by the Purchaser, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Purchaser;
(b)	if there are no Unacquired Sale Securities in any Portfolio Company, to the extent that any Surplus Escrow Amount is left in the Escrow Account after payment of the Relevant Completion Amount to the Seller at Final Completion, such Surplus Escrow Amount to the account designated by the Purchaser, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Purchaser.
4.8	To the extent that the True Up Amount is a negative number, the Seller shall pay an amount equal to the difference between (x) the True Up Value and (y) the Initial Consideration or Adjusted Consideration (as applicable) for the Unacquired Sale Securities to the account designated by the Purchaser, by wire transfer of immediately available funds, for the benefit of the Purchaser.

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4.9	Any payment made or procured to be made pursuant to Clause 4.5 to the Seller shall be paid on the Relevant Completion Date in accordance with Clause 7. Any payment made or procured to be made pursuant to Clauses 4.7(b) or 4.8 to the Purchaser shall be paid promptly (and in any event within two (2) Business Days) after Final Completion. Any payment made or procured to be made pursuant to Clause 4.7(a) to the Seller and the Purchaser (as applicable) shall be paid on the True Up Payment Date.
4.10	To the extent that any Surplus Escrow Amount is left in the Escrow Account after valid termination of this Agreement in accordance with its terms, within five (5) Business Days after such termination the Seller and the Purchaser shall jointly instruct the Escrow Agent to pay such Surplus Escrow Amount to the account designated by the Purchaser, by wire transfer of immediately available funds from the Escrow Account, for the benefit of the Purchaser.
4.11	The Parties acknowledge and agree that no money shall be paid out of the Escrow Account otherwise than in accordance with this Clause 4 or the terms of the Escrow Agreement.
4.12	If the Purchaser or the Seller fails to give a written instruction in breach of Clauses 4.5, 4.6, 4.7, 4.8 or 4.10, the Purchaser (in the case of a breach by the Purchaser), or the Seller (in the case of a breach by the Seller), shall:
(a)	indemnify the other Party against all Losses incurred by it as a result of such breach and in taking any action or proceedings to enforce its rights to receive payment of the amount that is due; and
(b)	to the extent the Escrow Agent becomes involved in any such action or proceedings, be responsible for and shall pay any costs or fees properly incurred by the Escrow Agent as a result.
4.13	The relevant Final Consideration shall be adopted for all Tax reporting purposes.
4.14	Any consideration paid pursuant to this Clause 4 shall be paid without deduction or withholding of any kind unless such deduction or withholding is required by law. If any deductions or withholdings are required by law to be made from any such amounts, the sum otherwise payable by the Purchaser (or the Escrow Agent on behalf of the Purchaser) shall be increased to such amount as will ensure that, after the deduction or withholding has been made, the Seller will receive the same amount as it would have been entitled to receive if no deduction or withholding had been required (the amount of such increase, the “Gross Up Amount”); provided, that with respect to any such payment to be made by the Escrow Agent, to the extent the Remaining Escrow Amount is insufficient to cover any Gross Up Amount (or is insufficient to pay any amount otherwise payable by the Escrow Agent to the Seller), the Purchaser shall pay or cause to be paid by wire transfer of immediately available funds the amount of such Gross Up Amount (or such amount otherwise payable) to the Escrow Agent no later than two (2) Business Days prior to the date of such payment.
4.15	At any time prior to the date on which a Transfer Notice is served in respect of a Private Portfolio Company in accordance with the Roadmap, the Purchaser may, with the prior written consent of the Seller, adjust the Initial Consideration specified for that Private Portfolio Company (and any other Private Portfolio Company in respect of which a Transfer Notice has not then been served) in Schedule 1, provided that in aggregate such adjustments do not result in a change to the aggregate Initial Consideration so specified in respect of the Private Portfolio Companies.
5.	Conditions

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5.1	The parties agree that the sale and purchase of the Sale Securities contemplated by this Agreement may take place at more than one Relevant Completion.
5.2	Each Relevant Completion is conditional upon the satisfaction or, where capable of waiver, waiver of the following conditions (collectively, the “Conditions”):
(a)	by the Parties:
(i)	no order having been received from an Authority preventing the transfer of the applicable Sale Securities to the Purchaser at such Relevant Completion; and
(ii)	to the extent applicable, the Seller having obtained either: (A) the right to transfer the applicable Sale Securities to the Purchaser; or (B) a Waiver and Consent from the requisite security holders of such Portfolio Company, in the case of each of (A) and (B) pursuant to and in accordance with the Compulsory Sale Provisions under the applicable Portfolio Agreements;
(b)	by the Purchaser:
(i)	the Seller’s Warranties shall be true and accurate at the Relevant Completion Date; and
(c)	by the Seller:
(i)	the Purchaser’s Warranties shall be true and accurate at the Relevant Completion Date.
5.3	The Seller and the Purchaser shall each use their commercially reasonable endeavours to achieve satisfaction of the Conditions as soon as reasonably practicable after the date of this Agreement and in any event not later than 5:00 p.m. on the Longstop Date.
5.4	The Purchaser and the Seller shall co-operate fully in all actions necessary to procure the satisfaction of the Conditions including the provision by both Parties and any relevant Portfolio Companies of all information reasonably necessary to make any notification or filing to, or as requested by, any relevant Authority, keeping the other Party informed of the progress of any notification or filing and providing such assistance as may reasonably be required.
5.5	If, at any time, either Party becomes aware of a fact or circumstance that could reasonably be considered likely to prevent a Condition being satisfied, it shall inform the other Party as soon as reasonably practicable.
5.6	At any time on or before 5:00 p.m. on the Longstop Date, the Purchaser and the Seller each may, to the extent permitted by law, in its absolute discretion waive any of the Conditions insofar as they relate to the other Party (other than the Condition set out in Clause 5.2(a)(i), which in the case of each Relevant Completion may not be waived by any Party), either in whole or in part, by notice in writing to the other Party.
5.7	If:
(a)	the Escrow Amount is not received in the Escrow Account by the sixth (6th) Business Day after the date of this Agreement, at any time thereafter the Seller may terminate this

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Agreement with immediate effect by written notice to the Purchaser, and upon such termination, all clauses of this Agreement except for this sub-clause and the Surviving Provisions shall lapse and cease to have any effect;

(b)	all Relevant Completions have not occurred on or before 5:00 p.m. on the Longstop Date, then this Agreement may be terminated with immediate effect by either Party by written notice to the other Party, and upon such termination all clauses of this Agreement except for this sub-clause and the Surviving Provisions shall lapse and cease to have any effect;

provided, that neither the termination nor lapsing of this Agreement or any provisions hereof pursuant to this Clause 5.7 shall affect any accrued rights or liabilities of any Party or the validity of any transfer of Sale Securities which may have taken place prior to such termination.

5.8	The following provisions shall continue to have effect, notwithstanding the termination or lapse of the Agreement under Clause 5.7:
(a)	Clause 1 (Interpretation);
(b)	Clause 5.7 and 5.8 (Conditions);
(c)	Clause 11 (Confidential Information);
(d)	Clause 12 (Announcements and Filings);
(e)	Clause 13 (Variation and Waiver);
(f)	Clause 17 (Costs and Expenses);
(g)	Clause 20 (Entire Agreement);
(h)	Clause 22 (Notices);
(i)	Clause 25 (No Rescission); and
(j)	Clause 26 (Governing Law and Jurisdiction)

(collectively, the “Surviving Provisions”).

6.	Compulsory Sale Provisions; Cooperation; Other Pre-Completion Covenants
6.1	The Seller and the Purchaser acknowledge that the Signing Sale Securities of the Private Portfolio Companies are subject to the Compulsory Sale Provisions included in the relevant Portfolio Agreements. To permit the implementation of the transaction contemplated by this Agreement, the Seller shall: (i) trigger the Compulsory Sale Provisions applicable to each of such Sale Securities by sending a Transfer Notice to the relevant Private Portfolio Company; and/or (ii) seek a waiver of the applicable Compulsory Sale Provisions and consent to the transfer of the Sale Securities to the Purchaser (or its Nominee) pursuant to this Agreement in accordance with the applicable Portfolio Agreements (a “Waiver and Consent”), in each case as set out in (and at the time provided in) Schedule 5 hereto (the “Roadmap”). In connection with the foregoing, (x) to the extent the Portfolio Agreements require the Seller to identify the proposed transferee of the Sale Securities, the Purchaser shall provide the Seller with the name of its Nominee (if any) prior to the date the relevant Transfer Notice or Waiver and Consent (as applicable) is to be dispatched by the Seller

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pursuant to the Roadmap (in the absence of such notice, the Seller shall be entitled to enter the name of the Purchaser as the proposed transferee) and (y) the Seller shall take such actions as are required under the Portfolio Agreements (to the extent it is able) in order to permit each Relevant Completion to occur on or around the date set out in Schedule 5 hereto under the column “Targeted Relevant Completion Date”. The Seller and the Purchaser shall cooperate in good faith with respect to the implementation of the Roadmap in accordance with the terms of this Agreement. No variation or amendment of the Roadmap shall be valid unless it is in writing and signed by or on behalf of each Party (with each such consent to a proposed amendment not to be unreasonably withheld, delayed or conditioned by either Party).

6.2	Subject to Clause 6.5 and without limiting the generality of Clause 6.1:
(a)	with respect to the Sale Securities in each of AMO Pharma, Oxford Nanopore and Novabiotics, subject to Clause 6.4, if the Seller is unable to obtain a Waiver and Consent in relation to such Signing Sale Securities:
(i)	if the Seller agrees a purchase price for such Signing Sale Securities with the directors of the relevant Portfolio Company, or, if the Seller is unable to agree a purchase price for such Signing Sale Securities with the directors of such Portfolio Company, the Valuer of such Portfolio Company determines an aggregate purchase price for such Signing Sale Securities that is higher than the Initial Consideration for such Signing Sale Securities set out in Part A of Schedule 1 hereto, in accordance with the applicable Portfolio Agreements, then the Initial Consideration shall be increased by the amount by which the Adjusted Consideration exceeds the Initial Consideration; or
(ii)	if the Seller agrees a purchase price for such Signing Sale Securities with the directors of the relevant Portfolio Company, or, if the Seller is unable to agree a purchase price for such Signing Sale Securities with the directors of such Portfolio Company, the Valuer of such Portfolio Company determines an aggregate purchase price for such Signing Sale Securities that is lower than the Initial Consideration for such Signing Sale Securities set out in Part A of Schedule 1, in accordance with the applicable Portfolio Agreements, then the Initial Consideration shall be decreased by the amount by which the Initial Consideration exceeds the Adjusted Consideration; and
(b)	with respect to the Sale Securities in Malin J1, subject to Clause 6.4, the Initial Consideration for the relevant Signing Sale Securities shall be adjusted, to the extent applicable, as follows:
(i)	if the Valuer determines an aggregate purchase price for such Signing Sale Securities that is higher than the Initial Consideration for such Signing Sale Securities set out in Part A of Schedule 1 hereto, then the Initial Consideration shall be increased by the amount by which the Adjusted Consideration exceeds the Initial Consideration; or
(ii)	if the Valuer determines an aggregate purchase price for such Signing Sale Securities that is lower than the Initial Consideration for such Signing Sale Securities set out in Part A of Schedule 1 hereto, then the Initial Consideration shall be decreased by the amount by which the Initial Consideration exceeds the Adjusted Consideration.

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6.3	Subject to Clause 6.5 and without limiting the generality of Clause 6.1, with respect to the Sale Securities:
(a)	in Viamet, if any of the other security holders in Viamet validly exercises tag-along rights under the applicable Compulsory Sale Provisions of Viamet’s Portfolio Agreements (the securities held by such security holders in Viamet, the “Tag-Along Securities”), and the Purchaser does not agree to purchase such Tag-Along Securities, the Seller shall not be obliged to sell and the Purchaser shall not be obliged to purchase the Viamet Signing Sale Securities pursuant to this Agreement and such Signing Sale Securities shall become Unacquired Sale Securities for all purposes hereunder; and
(b)	in the case of Malin J1, if any of the other security holders in Malin J1 validly exercises their right of first refusal under the applicable Compulsory Sale Provisions of Malin J1’s Portfolio Agreements in relation to some, but not all, of the Malin J1 Signing Sale Securities (any such Signing Sale Securities applied for purchase by such security holders, the “ROFR Securities”):
(i)	then the Purchaser shall be obliged to purchase such Signing Sale Securities (other than the ROFR Securities) pursuant to this Agreement;
(ii)	the Seller shall be obliged to sell (x) such ROFR Securities to such security holders in accordance with the applicable Portfolio Agreements and (y) such Signing Sale Securities (other than the ROFR Securities) to the Purchaser pursuant to this Agreement, and such ROFR Securities shall become Excluded Sale Securities for all purposes hereunder.

6.4	No adjustment shall be made under Clauses 6.2(a)(i) or 6.2(b)(i), where, as a result of an adjustment to the Initial Consideration for the Sale Securities in any Price Adjustable Portfolio Company, the aggregate adjustment to the Initial Consideration in respect of the Sale Securities in all of the Price Adjustable Portfolio Companies pursuant to such Clauses would exceed the total aggregate Initial Consideration set out against the Public Portfolio Companies in Part B of Schedule 1, without the Purchaser’s prior written consent. Where the Purchaser does not provide such prior written consent, the Seller shall not be obliged to sell and the Purchaser shall not be obliged to purchase the Sale Securities in respect of which the Purchaser’s prior written consent is not given in accordance with the preceding sentence and such Sale Securities shall become Unacquired Sale Securities for all purposes hereunder. Where the Purchaser does consent to any such adjustment pursuant to the Clauses 6.2(a)(i) or 6.2(b)(i), the amount by which any such adjustment exceeds the total aggregate Initial Consideration set out against the Public Portfolio Companies in Part B of Schedule 1 shall increase the Initial Consideration for the Sale Securities in the relevant Price Adjustable Portfolio Company pursuant to such clauses but shall not operate as an Overpricing Amount pursuant to Clause 4.2(b).
6.5	To the extent that, following any adjustment to the Initial Consideration for any Sale Securities pursuant to Clauses 6.2 and 6.3, any such Sale Securities become Unacquired Sale Securities, any adjustment to the Initial Consideration for any such Sale Securities made pursuant to Clauses 6.2 and 6.3 shall be disregarded for all purposes under this Agreement and the consideration for any such Sale Securities shall be the Initial Consideration for all purposes under this Agreement.

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6.6	For the avoidance of doubt, the Seller shall not be obligated to sell, transfer or assign, or procure the sale, transfer or assignment (as applicable), and the Purchaser shall not be required to purchase, take transfer of and assume, any Excluded Sale Securities under this Agreement. To the extent that any Signing Sale Securities become Excluded Sale Securities under this Agreement:
(a)	in the case of any Excluded Sale Securities in any Public Portfolio Company and any Private Portfolio Company other than the Price Adjustable Portfolio Companies, the Initial Consideration; and
(b)	in the case of any Excluded Sale Securities in any of the Price Adjustable Portfolio Companies, the Adjusted Consideration,

shall be decreased by an amount equal to the product of (x) the number of such Excluded Sale Securities and (y) the Price per Sale Security applicable to such Excluded Sale Securities. Any adjustment to the Initial Consideration or the Adjusted Consideration (as applicable) of any Signing Sale Securities pursuant to this Clause 6.6 shall be without prejudice to any other price adjustment made pursuant to this Agreement.

6.7	The Purchaser and the Seller shall cooperate with each other in furnishing any information or performing any action reasonably requested by the other Party, in each case that is reasonably necessary for the timely and effective consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the date of this Agreement:
(a)	each of the Seller and the Purchaser shall use their respective best endeavours to obtain, satisfy or agree the form of all Transfer Documents and Ancillary Transfer Documents which, pursuant to the relevant Portfolio Agreements, are required to be obtained, satisfied or agreed by, as applicable, the Seller or the Purchaser;
(b)	each of the Seller and the Purchaser shall use their respective best endeavours to obtain all approvals and consents required from each Portfolio Company or the security holders of each Portfolio Company (as applicable) pursuant to the terms of the relevant Portfolio Agreements for the transfer of the Sale Securities to the Purchaser; and
(c)	each of the Seller and the Purchaser, as the case may be, will provide any information or documents reasonably requested by any Portfolio Company in order to achieve the Relevant Completion or which are required to be provided pursuant to the relevant Portfolio Agreements for the Purchaser to be the transferee of any relevant Sale Securities, pursuant to any applicable Portfolio Agreements or otherwise or any information required to satisfy know-your-customer or anti-money laundering requirements of such Portfolio Company;

provided, however, when used in this Clause 6, the terms “reasonable endeavours” and “best endeavours” shall not be deemed to impose on the Seller or the Purchaser any obligation to make a payment of any fee, cost or other monetary amount (including, without limitation, any additional investment in any form in a Portfolio Company or the costs of any Valuer) to any Portfolio Company or any other person from whom a consent or approval is sought.

6.8	In addition to the Parties’ other covenants in this Clause 6, in respect of each of the Sale Securities, the Parties agree that, subject to the terms of the relevant Portfolio Agreements, from and including

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the date of this Agreement until the applicable Relevant Completion Date, each of the Seller and the Purchaser shall perform its respective obligations set out in Schedule 3.

6.9	The Seller shall keep the Purchaser fully informed at regular intervals of the progress and status in relation to each proposed transfer of Sale Securities in each Private Portfolio Company (including as to the status and progress in obtaining each Waiver and Consent and in relation to each Transfer Notice served (in each case as applicable)) and hereby agrees that it shall:
(a)	consult with the Purchaser and take into account any reasonable comments of the Purchaser in relation to each proposed transfer of Sale Securities in each Private Portfolio Company or any Waiver and Consent or Transfer Notice;
(b)	unless otherwise agreed in writing by the Purchaser and the Seller, include the Initial Consideration listed against the name of the relevant Portfolio Company in the column titled “Initial Consideration” of Schedule 1 hereto in any Transfer Notice in connection with any Compulsory Sale process; and
(c)	not revoke any Transfer Notice without the Purchaser’s prior written consent.
6.10	To the extent applicable, in respect of each of the Sale Securities, following satisfaction or waiver, as the case may be, of the relevant Conditions, but not less than five (5) Business Days prior to the Relevant Completion, the Purchaser may provide to the Seller in writing the names and all relevant details of the individuals to be appointed as directors of the relevant Portfolio Company upon such Relevant Completion, together with completed applications and connected papers in connection therewith, and, if so provided, the Seller shall promptly submit such details to such Portfolio Company for approval. The Purchaser irrevocably agrees that the Seller shall not be held responsible for any delay or failure by the relevant Portfolio Company to appoint any individual nominated by the Purchaser as a director of such Portfolio Company where such delay or failure is not caused by the Seller’s non-compliance with this Clause 6.10.
6.11	Concurrently with the execution of this Agreement, the Seller shall cause the Depositary to provide validation of the current DTC and CREST location of the applicable Sale Securities and confirmation that such Sale Securities are freely tradeable.
7.	Completion
7.1	Within five (5) Business Days following the Unconditional Date (but in any case prior to the Longstop Date) with respect to any Sale Securities of any Portfolio Company (other than 4d Pharma, Open Orphan, Synairgen and Theravance), the Seller shall deliver to the Purchaser a written notice notifying the Purchaser of the Seller’s intention to proceed to a Relevant Completion (each such notice, an “Unconditional Sale Securities Notice”, and the date of delivery of any such Unconditional Sale Securities Notice being the “Unconditional Sale Securities Notice Date”) setting out:
(a)	the Unconditional Sale Securities able to be transferred to the Purchaser;
(b)	the Relevant Completion Amount payable in respect of the Unconditional Sale Securities; and
(c)	the date on which any such Unconditional Sale Securities are required to be transferred pursuant to the applicable Portfolio Agreements or the terms of any Waiver and Consent,

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provided, that if the Seller fails to deliver an Unconditional Sale Securities Notice in respect of such Unconditional Sale Securities by the date which is the later of (A) the date which falls five (5) Business Days prior to the date on which any such Unconditional Sale Securities are required to be transferred pursuant to the applicable Portfolio Agreements or the terms of any Waiver and Consent and (B) the date which falls five (5) Business Days prior to the Longstop Date (such date, the “Final Unconditional Date”), the Seller shall be deemed to have delivered an Unconditional Sale Securities Notice to the Purchaser on the Final Unconditional Date.

7.2	As soon as possible following receipt by the Purchaser of an Unconditional Sale Securities Notice with respect to any Unconditional Sale Securities and in any event no later than five (5) Business Days following receipt thereof, the Purchaser shall deliver to the Seller a written notice (each such notice, a “Pre-Completion Notice”) setting out:
(a)	unless earlier notified to the Seller pursuant to Clause 6.1, the identity of any Nominee or Nominees of the Purchaser (or account or custodian of any such person) that will take transfer of any Unconditional Sale Securities at such Relevant Completion (and the Unconditional Sale Securities each such Nominee will take transfer of);
(b)	solely with respect to the Sale Securities in the Private Portfolio Companies, the proposed completion date of such Relevant Completion, being a date which is not less than five (5) Business Days and not more than twenty (20) Business Days after the date of the Pre-Completion Notice (and in any event not later than the Longstop Date) (the “Private Portfolio Company Proposed Completion Date”); and
(c)	solely with respect to the Sale Securities in the Public Portfolio Companies, the proposed completion date of such Relevant Completion, being a date which is not less than one (1) Business Day after the date of the Pre-Completion Notice (so long as the Pre-Completion Notice is delivered by 2:00 p.m. on the date of delivery of the Pre-Completion Notice) and not later than the last Private Portfolio Company Proposed Completion Date (and in any event not later than the Longstop Date) (the “Public Portfolio Company Proposed Completion Date”).
7.3	Notwithstanding the foregoing provisions of this Clause 7, in the case of the Sale Securities of each of 4d Pharma, Open Orphan, Synairgen and Theravance:
(a)	the date of this Agreement shall be deemed the Unconditional Sale Securities Notice Date for such Sale Securities and the Seller shall be deemed to have delivered to the Purchaser an Unconditional Sale Securities Notice substantially in the form attached as Schedule 9 hereto with respect to such Sale Securities;
(b)	the Purchaser shall be deemed to have delivered to the Seller a Pre-Completion Notice on the date of this Agreement substantially in the form attached as Schedule 10 hereto in respect of such Sale Securities; and
(c)	immediately following the Escrow Agent notifying the Parties that the Escrow Amount (in pound sterling) has been received in the Escrow Account pursuant to the terms of the Escrow Agreement (but in no event before such time): (i) the Parties shall jointly instruct the Escrow Agent to pay the Relevant Completion Amount in respect of such Sale Securities at the Relevant Completion to the account designated by the Seller, by wire transfer of immediately available funds from the Escrow Account, and to notify the Parties immediately upon such payment being initiated (together with wire transfer details) in

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accordance with the Escrow Agreement (the “First Completion Payment Notice”), and (ii) simultaneously with such joint written instruction, the Seller shall deliver an instruction to the Depositary to transfer such Sale Securities to the Purchaser or any Nominee identified by the Purchaser in the relevant Pre-Completion Notice on the Relevant Completion Date (with a copy of such instruction to the Purchaser). For the purposes of this Clause 7.3, the “Relevant Completion Date” shall be the date the Escrow Agent delivers to the Parties the First Completion Payment Notice, and the Seller shall use its commercially reasonable endeavours to procure that the delivery of the applicable Sale Securities to the account of the Purchaser shall occur (x) if the Seller receives the First Completion Payment Notice from the Escrow Agent by no later than 12:00 p.m. on the date of the First Completion Payment Notice, on the date of the First Completion Payment Notice, and (y) if the Seller receives the First Completion Payment Notice from the Escrow Agent after 12:00 p.m. on the date of the First Completion Payment Notice, on the first Business Day immediately following the date of the First Completion Payment Notice.

7.4	Unless otherwise agreed by the Seller and the Purchaser in writing, each Relevant Completion shall take place at the offices of the Seller’s Solicitors on the earlier of (x) the Proposed Completion Date with respect to the applicable Unconditional Sale Securities set out in the relevant Pre-Completion Notice and (y) if the Purchaser fails to deliver a Pre-Completion Notice or if the Proposed Completion Date is later than the earlier of (A) the date on which any such Unconditional Sale Securities are required to be transferred pursuant to the applicable Portfolio Agreements or the terms of any Waiver and Consent and (B) the Longstop Date, the Relevant Completion in respect of such Unconditional Sale Securities shall occur on the earlier of (1) the twentieth (20th) Business Day after the relevant Unconditional Sale Securities Notice Date, (2) the date on which such Unconditional Sale Securities are required to be transferred pursuant to the applicable Portfolio Agreements or the terms of any Waiver and Consent and (2) the Longstop Date (the date of such Relevant Completion, the “Relevant Completion Date”).
7.5	At each Relevant Completion:
(a)	the Seller shall do all those things required of it (insofar as they apply to the relevant Sale Securities) in accordance with Clause 4.5 and Part A of Schedule 4; and
(b)	the Purchaser shall do all those things required of it (insofar as they apply to the relevant Sale Securities) in accordance with Clause 4.5, Part B of Schedule 4 and any relevant Unconditional Sale Securities Notice.
7.6	If a Party does not comply with its material obligations under this Clause 7 and Schedule 4 at the Relevant Completion in any respect, the other Party shall not be obliged to complete the sale of the relevant Sale Securities or perform any of the other obligations set out in Schedule 4 at the Relevant Completion and the other Party may in its absolute discretion (in addition and without prejudice to any other right or remedy available to the other Party hereunder or at common law) by written notice to the non-complying Party:
(a)	defer such Relevant Completion to such other date (not being after the Longstop Date) as such Party may specify (and so that the provisions of this Agreement relating to such Relevant Completion shall apply mutatis mutandis) with, in the case of non-compliance by the Purchaser, interest accruing on the Relevant Completion Amount pursuant to Clause 18 until such time as such Completion actually occurs;

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(b)	waive all or any of the requirements contained or referred to in the Unconditional Sale Securities Notice, the Pre-Completion Notice or Schedule 4 (as applicable) at its discretion and proceed to such Relevant Completion so far as practicable, without prejudice to any rights against the non-complying Party for breach of contract or otherwise under this Agreement; or
(c)	if the Longstop Date has passed, terminate this Agreement by notice in writing to the non-complying Party.
7.7	Where a Party terminates this Agreement pursuant to Clause 7.6(c), each Party’s further rights and obligations with respect to any Sale Securities which have not been transferred by the Seller to the Purchaser at a Relevant Completion prior to the date of such termination shall cease immediately on such termination, but such termination shall not affect a Party’s accrued rights and obligations at termination. Those provisions set out in Clause 5.8 shall continue to have effect, notwithstanding the termination of this Agreement under Clause 7.6(c).
8.	Warranties
8.1	The Seller warrants to the Purchaser that the Seller’s Warranties are true and accurate (i) at the date of this Agreement and (ii) at each Relevant Completion Date.
8.2	The Purchaser warrants (with respect to itself and any Nominee) to the Seller that the Purchaser’s Warranties are true and accurate (i) at the date of this Agreement, and (ii) at each Relevant Completion Date.
8.3	The Seller’s liability for Warranty Claims shall be limited or excluded, as the case may be, as set out in Schedule 6 hereto.
8.4	In respect of the Seller’s Warranties contained in paragraphs 1.6 to 1.9 (inclusive) of Schedule 7 only, the Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of such Seller’s Warranties to be breached if such fact, matter or circumstance is fairly disclosed to the Purchaser in the Data Room.
8.5	Each of the Seller’s Warranties shall be construed as a separate and independent warranty and shall not be restricted or limited by reference to any other warranty or any term of this Agreement.
8.6	Where any of the Seller’s Warranties is qualified by the expression “to the Seller’s actual knowledge” or “so far as the Seller is actually aware” or any similar expression, for the purposes of any such Seller’s Warranty “actual knowledge” of the Seller means only the actual knowledge of Joy Doran, Ann Hall, Paul Doran, Stephen Booth, Viresh Kanabar and Nigel Boyling but shall exclude any other constructive or imputed knowledge, including the knowledge of the Seller’s agents and/or its advisers.
8.7	The Purchaser acknowledges and agrees that, except as provided under the Seller’s Warranties, no other statement, promise or forecast made by or on behalf of the Seller or any member of the Seller’s Group may form the basis of any Warranty Claim by the Purchaser or any other member of the Purchaser’s Group under or in connection with this Agreement or any Transaction Document. In particular, the Seller does not make any representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or opinion provided to the Purchaser or its Representatives on or before the date of this Agreement (including any documents in the Data Room).

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8.8	Except in the case of fraud and as against any individual or entity who has acted fraudulently, the Purchaser agrees and undertakes with the Seller that neither it nor any other member of the Purchaser’s Group has any rights against, and will waive and shall not make any claim against, any employee, director, officer, adviser or agent of any member of the Seller’s Group on whom the Purchaser may have relied before agreeing to any term of this Agreement or any other Transaction Document or before entering into this Agreement or any other Transaction Document.
8.9	All of the Seller’s Warranties and the Purchaser’s Warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement until the expiry of the period for making claims for breach of such Seller’s Warranties under this Agreement (at which time such Seller’s Warranties and Purchaser’s Warranties shall terminate).
9.	Effect of Completion

This Agreement shall, as regards the Purchaser’s Warranties and the Seller’s Warranties and any other of its provisions remaining to be performed or capable of having or taking effect following each Relevant Completion Date, remain in full force and effect following such Relevant Completion Date.

10.	Dealings in Takeover Code Sale Securities
10.1	The Purchaser warrants to the Seller that, as at the date of this Agreement, it and its Concert Parties do not have any interest in shares in the capital of any of the Takeover Code Portfolio Companies (with the question as to whether the Purchaser or any of its Concert Parties hold an interest in such shares being determined in accordance with the Takeover Code).
10.2	The Purchaser shall not, and insofar as it is legally able to do so, shall procure that its Concert Parties do not, acquire or dispose of any shares in the capital of any of the Takeover Code Portfolio Companies prior to the earlier of (i) the termination of this Agreement and (ii) the Relevant Completion Date in respect of each such Takeover Code Portfolio Company.
11.	Confidential Information
11.1	Subject to Clause 11.2 and Clause 12, the Seller undertakes to the Purchaser, the Purchaser acting for itself and as agent and trustee for each of its Affiliates, and the Purchaser undertakes to the Seller, the Seller acting for itself and as agent and trustee for each of its Affiliates, that the Seller (and its Affiliates) or the Purchaser (and the Purchaser’s Group) (as the case may be) shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:
(a)	the other Party including, where that other Party is the Seller, each of its Affiliates and where that other Party is the Purchaser, each member of the Purchaser’s Group (the “Disclosing Party”);
(b)	the provisions or the subject matter of this Agreement, any other Transaction Document or any Transfer Document or Ancillary Transfer Document and any claim or potential claim thereunder; and
(c)	the negotiations relating to this Agreement or any other Transaction Documents or any Transfer Document or Ancillary Transfer Document.

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11.2	Clause 11.1 does not apply to disclosure of any such information as is referred to in that Clause by a Party:
(a)	which is required to be disclosed by law, by a rule of a listing authority or stock exchange to which any Party is subject or submits or by any Authority with relevant powers to which any Party is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall, if permitted by law and so far as is practicable, be made after consultation with, in the case of disclosure by the Purchaser or the relevant Portfolio Company, the Seller or, in the case of disclosure by the Seller, the Purchaser and after taking into account the reasonable requirements of the Seller or the Purchaser (as applicable) as to its timing, content and manner of making or despatch;
(b)	to an adviser for the purpose of advising in connection with the transactions contemplated by this Agreement provided that such disclosure is necessary for these purposes and is on the basis that the Party disclosing such information procures that such person keeps such information confidential on the same terms which apply to the Disclosing Party under this Agreement;
(c)	to (i) a director, officer, employee or auditor or (ii) with the prior written approval of the Seller (not to be unreasonably withheld, conditioned or delayed), a financing source, of the Purchaser or a member of the Purchaser’s Group whose function requires him to have the relevant confidential information and on the basis that the party disclosing such information procures that such person keeps such information confidential on the same terms which apply to the Disclosing Party under this Agreement;
(d)	to a member of the Seller’s Group whose function requires him to have the relevant confidential information and is on the basis that the party disclosing such information procures that such member keeps such information confidential on the same terms which apply to the Disclosing Party under this Agreement; or
(e)	to the extent that the information has been made public by, or with the consent of, the Disclosing Party.
11.3	The restrictions contained in this Clause 11 shall continue to apply after each Relevant Completion.
12.	Announcements and Filings
12.1	Subject to Clause 12.2, no Party may, before or for a period of six (6) months after any Relevant Completion, make or issue a public announcement, communication or circular concerning the existence of, or the transactions referred to, in this Agreement unless it has first obtained the other Party’s written consent, which shall not be unreasonably withheld or delayed.
12.2	Clause 12.1 shall not apply to a public announcement, communication, circular or filing required by law, by a rule of a listing authority or stock exchange to which any Party is subject or submits, or by an Authority with relevant powers to which any Party is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication, circular or filing shall, if permitted by law and so far as is practicable, be made or issued after consultation with, in the case of one to be made or issued by the Purchaser, the Seller or, in the case of one to be made or issued by the Seller, the Purchaser and after taking into account the reasonable requirements of the Seller or the Purchaser (as applicable) as to its timing, content and manner of despatch.

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12.3	If this Agreement is terminated in accordance with its terms, the restrictions contained in this Clause 12 shall continue to apply after the termination of this Agreement for a period of six (6) months from the date of such termination.
13.	Variation and Waiver
13.1	No variation or amendment of this Agreement shall be valid unless it is in writing and signed by or on behalf of each Party.
13.2	Any failure by any party to exercise, or any delay by it in exercising, any right, power or remedy provided for in this Agreement or by law shall not effect or constitute a waiver of such right, power or remedy.
13.3	Any single or partial exercise of any right, power or remedy provided for in this Agreement or by law shall not preclude any other or further exercise of it or any other right, power or remedy.
14.	Further Assurance

The Parties shall, at their own cost and expense, procure that their respective Affiliates shall, at their own cost and expense, do, execute and perform all such further deeds, documents, assurances, acts and things as may be reasonably required to give effect to the terms of this Agreement and to secure for the Seller or the Purchaser (as the case may be) the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

15.	Time of the Essence

Except as otherwise stated in this Agreement, time is of the essence in relation to each provision of this Agreement.

16.	Assignment

Neither Party may assign or transfer this Agreement or any of its rights or obligations under it without the prior written consent of the other Party; provided, that the Purchaser may assign any of its rights and obligations under this Agreement to any Nominee, but, provided further, that notwithstanding any such assignment, the Purchaser shall remain liable for any obligations so assigned. Any proposed assignment in violation of this Clause 16 shall be null and void ab initio.

17.	Costs and Expenses
17.1	Except as otherwise provided in this Agreement or in any other Transaction Document, each Party shall bear its own costs and expenses arising out of or in connection with the negotiation, preparation, execution and implementation of this Agreement, all other Transaction Documents and any Transfer Documents and Ancillary Transfer Documents and the transactions contemplated thereunder, provided that:
(a)	the Seller shall bear one hundred per cent. (100%) of the costs and expenses of the Escrow Agent in respect of the opening and maintenance of the Escrow Account;
(b)	the Purchaser shall bear one hundred per cent. (100%) of the policy premium for insurance coverage against liabilities of the Seller in respect of any Warranty Claims, if so purchased by the Purchaser;

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(c)	the Purchaser shall bear one hundred per cent. (100%) of the costs and expenses of the filing fee for any Notification and Report Form required to be filed under the HSR Act; and
(d)	for the avoidance of doubt, each Party shall bear its own costs and expenses arising out of or in connection with the proposed transfer of the Sale Securities in each Private Portfolio Company pursuant to Clause 6 (including, without limitation, the costs and expenses arising out of or in connection with any Waiver and Consent or Transfer Notice) and provided always that the cost of any Valuer shall be borne by the Seller and/or the relevant Portfolio Company pursuant to the terms of the relevant Portfolio Agreement.
17.2	All and any Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Purchaser.
18.	Interest

If any Party fails to pay or procure (so far as it is able) payment of a sum due from it under this Agreement on the due date for such payment, that Party shall pay interest at the Agreed Rate (accrued daily and compounded monthly) on the overdue sum from the due date of payment until the date on which its obligations to pay the sum are discharged.

19.	Provision of Information to Insurers

If at any time after the date of this Agreement the Purchaser wishes to insure against any liabilities of the Seller in respect of any Warranty Claims, the Parties shall provide such information in relation to this Agreement and the Portfolio Companies as a prospective insurer or insurance broker may require before effecting the insurance.

20.	Entire Agreement
20.1	This Agreement (together with the other Transaction Documents) constitutes the entire agreement between the Parties and supersedes any previous agreements relating to the transactions contemplated thereby and sets out the complete legal relationship of the Parties arising from or connected with that subject matter.
20.2	For the avoidance of doubt, the Parties agree that, to the extent that this Agreement conflicts with the provisions of any of the other Transaction Documents, this Agreement takes precedence.
20.3	Nothing in this Clause 20 shall have the effect of limiting any liability arising from fraud.
21.	Invalidity
21.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:
(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or
(b)	the legality, validity or enforceability under the laws of any other jurisdiction of that or any other provision of this Agreement.

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22.	Notices
22.1	Any notice or other communication given under or in connection with this Agreement shall be in writing, in the English language and may be served by delivering it personally or sending it by first class post (and airmail, if overseas) or electronic mail to the address and for the attention of the relevant Party set out in Clause 22.3 (or as otherwise notified by that Party under this Agreement).
22.2	Any such notice shall be deemed to have been received:
(a)	if delivered personally, at the time of delivery;
(b)	if sent by mail, other than airmail, two (2) Business Days after posting it;
(c)	in the case of airmail, six (6) Business Days after posting it; and
(d)	in the case of electronic mail, when confirmation of its transmission has been recorded.
22.3	The addresses of the Parties for the purpose of this Clause 22 are:

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In the case of the Seller:

Address: c/o Link Fund Solutions Limited

6th Floor, 65 Gresham Street

London EC2V 7NQ

United Kingdom

For the attention of: Joy Doran

E-mail: Joy.Doran@linkgroup.co.uk

With a copy to (which shall not constitute notice):

Address: Debevoise & Plimpton LLP

65 Gresham Street

London EC2V 7NQ

United Kingdom

For the attention of: Katherine Ashton

E-mail: kashton@debevoise.com

In the case of the Purchaser:

Address: 4 Park Plaza

Suite 550

Irvine, CA 92614

U.S.A.

For the attention of: Clifford Press

E-mail: cpress@acaciares.com

With copies to (which shall not constitute notice):

Address: Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

U.S.A.

For the attention of: Aneliya Crawford, Esq.

E-mail: Aneliya.crawford@srz.com

and

Address: Herbert Smith Freehills LLP

Exchange House

Primrose Street, London, EC2A 2EG

United Kingdom

For the attention of: Alan Montgomery and Stephen Newby

E-mail: Alan.Montgomery@hsf.com and Stephen.newby@hsf.com

or such other address or electronic mail address as may be notified in writing from time to time by the relevant Party to the other Party.

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22.4	In proving service of a notice or other communication, it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant Party set out in this Clause 22 (or as otherwise notified by that Party under this Agreement) and delivered either to that address or into the custody of the postal authorities as a mail or airmail letter, or that the notice was transmitted by electronic mail to the e-mail address of the relevant Party set out in this Clause 22 (or as otherwise notified by that Party under this Agreement).
23.	Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, and all of which together shall constitute one and the same Agreement.

24.	Specific Performance

Each Party acknowledges and agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

25.	No Rescission
25.1	Each Party irrevocably and unconditionally waives any right it may have to rescind this Agreement and the documents referred to in it.
25.2	This Agreement shall not be capable of termination save as is expressly stated in it.
26.	Governing Law and Jurisdiction
26.1	This Agreement shall be governed by and construed in accordance with English law.
26.2	The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the Parties submit to the exclusive jurisdiction of the English courts.

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IN WITNESS whereof this Agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this Agreement.

Executed by ACACIA RESEARCH CORPORATION acting by Clifford Press, an officer	)	/s/ Clifford Press
	)	Chief Executive Officer

Executed by LF EQUITY INCOME FUND
a sub-fund of LF Investment Fund, acting through its Authorised Corporate Director, Link Fund Solutions Limited, acting by Karl Midl and - Antony Stuart, each a director

	)	/s/ Karl Midl
	)	Director
)
	)	/s/Anthony Stuart
	)	Director